UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM N-Q

QUARTERLY SCHEDULE OF PORTFOLIO HOLDINGS OF REGISTERED

 MANAGEMENT INVESTMENT COMPANY

Investment Company Act file number: 811-21418

Ancora Trust

(Exact Name of Registrant as Specified in Charter)

One Chagrin Highlands

2000 Auburn Drive, Suite 300

Cleveland, Ohio 44122

(Address of Principal Executive Offices)

Richard A. Barone

c/o Ancora Trust

One Chagrin Highlands

2000 Auburn Drive, Suite 300

Cleveland, Ohio 44122

 (Name and Address of Agent for Service)

Copy to:

Michael J. Meaney, Esq.

McDonald Hopkins Co., LPA

2100 Bank One Center

600 Superior Ave., E.

Cleveland, Ohio 44114

Registrant’s Telephone Number, including Area Code: (216) 825-4000

Date of fiscal year end: December 31

Date of reporting period: March 31, 2009

Form N-Q is to be used by management investment companies, other than small business investment companies registered on Form N-5 (ss.ss. 239.24 and 274.5 of this chapter), to file reports with the Commission, not later than 60 days after the close of the first and third fiscal quarters, pursuant to rule 30b1-5 under the Investment Company Act of 1940 (17 CFR 270.30b1-5).  The Commission may use the information provided on Form N-Q in its regulatory, disclosure review, inspection, and policymaking roles.

A registrant is required to disclose the information specified by Form N-Q, and the Commission will make this information public. A registrant is not required to respond to the collection of information contained in Form N-Q unless the Form displays a currently valid Office of Management and Budget ("OMB") control number.  Please direct comments concerning the accuracy of the information collection burden estimate and any suggestions for reducing the burden to the Secretary, Securities and Exchange Commission, and 450 Fifth Street, NW, Washington, DC 20549-0609.  The OMB has reviewed this collection of information under the clearance requirements of 44 U.S.C. ss. 3507.

ITEM 1. SCHEDULE OF INVESTMENTS.

Ancora Trust
Ancora Income Fund
Schedule of Investments
March 31, 2009

	Shares	Value
Corporate Bonds 1.92%
Lubrizol Corp Deb 8.875%	250,000	257,109
TOTAL CORPORATE BONDS (Cost $252,000)		257,109

Third Party Trust Preferreds - 45.91%

Corporate Bond Trust Certificates - 45.91%
BAC Capital Trust III - 7.0%	12,000	142,920
Bank One Cap VI - 7.20%	10,000	198,200
Chesapake Energy Corp 4.5%	5,000	307,500
Corporate-Backed Trust Bristol Myers Squibb - 6.8%	25,500	633,344
Corporate-Backed Trust FedEx - 7.75%	45,000	432,000
Corporate-Backed Trust Verizon - 7.625%	26,500	629,375
CorTS Trust II BellSouth - 7.0%	21,000	411,600
CorTS Trust Disney - 6.875%	25,500	635,205
CorTS Trust IV IBM - 7.0%	27,000	681,210
General Electric Capital - 6.625%	28,000	603,120
Keycorp Cap 8.0%	18,000	246,960
MBNA Capital D - 8.125%	15,000	168,000
Merrill Lynch - 7.0%	15,000	145,500
PNC Capital Trust E 7.75%	15,000	297,600
Preferredplus Trust Goldman Sachs - 6.0%	10,000	164,100
Viacom 6.85%	25,000	428,250
TOTAL THIRD PARTY TRUST PREFERREDS (Cost $7,457,618)		6,124,884

Investment Companies - 38.64%

Closed-End Income Funds - 29.68%
John Hancock Patriot Select Dividend	115,000	726,800
MFS Charter Income	65,000	473,200
MFS Multimarket Income	40,000	204,800
Montgomery Street Income	50,000	671,000
Nuveen Multi-Currency Gov't Income	15,000	188,850
Nuveen Preferred & Convertible Income	20,000	72,600
Reaves Utility Income	65,000	700,700
Straategic Global Income	50,000	384,500
Western Asset Claymore Inflation-Linked Opportunity & Income	50,000	536,500
		3,958,950

Closed-End Funds, Senior Securities - 9.03%
Gabelli Dividend & Income - 5.875%	27,500	613,800
Royce Value - 5.90%	26,500	591,215
		1,205,015

TOTAL INVESTMENT COMPANIES (Cost $5,870,146)		5,163,965

Ancora Trust
Ancora Income Fund
Schedule of Investments - continued
March 31, 2009
	Shares	Value

REIT Preferred Shares - 13.02%
Duke Realty Corp - 8.375%	12,000	136,560
Equity Residential - 6.48%	29,000	495,900
Kimco Realty - 6.650%, Series F	21,500	247,250
HRPT Properties Trust - 6.5%, Conv Pfd, Series D	12,000	105,840
Prologis Trust G - 6.750%, Series G	26,000	203,060
Public Storage - 7.5%, Series V	19,500	384,150
Public Storage - 6.45%, Series X	10,000	164,800
TOTAL REIT PREFERRED SHARES (Cost $2,910,687)		1,737,560

Money Market Securities - 0.15%
First American Government Obligations -
Class Y, 0.08% (a)	20,088	20,088

TOTAL INVESTMENTS (Cost $16,511,039) - 99.72%		13,303,605

Other Assets Less Liabilities- 0.28%		37,079

TOTAL NET ASSETS - 100%		$ 13,340,684

(a) Variable rate security; the coupon rate shown represents the rate on March 31, 2009.

Ancora Trust
Ancora Equity Fund
Schedule of Investments
March 31, 2009

	Shares	Value
Common Stocks - 72.09%

Energy - 11.54%
Apache	5,000	320,450
NRG Energy	15,000	264,000
Spectra Energy	17,000	240,380
		824,830

Entertainment & Media - 8.60%
Gannett Company	30,000	66,000
International Game Technology	15,000	138,300
Time Warner	10,000	193,000
Walt Disney	12,000	217,920
		615,220

Financial Services - 7.95%
American Express	12,000	163,560
Ameriprise	12,000	245,880
Legg Mason	10,000	159,000
		568,440

Machinery and Equipment - 20.8%
ABB	20,000	278,800
General Electric	25,000	252,750
ITT	7,000	269,290
Parker Hannifin	10,000	339,800
Timken	15,000	209,400
Trinity Industries	15,000	137,100
		1,487,140

Ancora Trust
Ancora Equity Fund
Schedule of Investments - continued
March 31, 2009

Common Stocks - 72.09% Continued	Shares	Value

Technology - 23.2%
Cisco Systems (a)	20,000	335,400
EMC (a)	30,000	342,000
Itron (a)	5,000	236,750
International Business Machines	4,000	387,560
Microsoft	12,000	220,440
Xerox	30,000	136,500
		1,658,650

Total Common Stocks (Cost $8,428,385.24)		5,154,280

Investment Companies - 20.85%
Boulder Total Return Fund	30,000	242,100
Gabelli Dividend & Income	40,000	334,000
John Hancock Bank & Thrift	20,000	215,000
Nuveen Core Equity Alpha	45,000	376,200
Reaves Utility Income	30,000	323,400
Total Investment Companies (Cost $2,173,975)		1,490,700

Money Market Securities - 5.33%
First American Government Obligations -
Class Y, 0.08% (a)	494,063	494,063

TOTAL INVESTMENTS (Cost $11,096,423) - 99.85%		$ 7,139,043

Other Assets Less Liabilities- (0.15)%		10,935

TOTAL NET ASSETS - 100.00%		$ 7,149,978

(a) Non-Income producing.
(b) Variable rate security; the coupon rate shown represents the rate on March 31, 2009.

Ancora Trust
Ancora Special Opportunity Fund
Schedule of Investments
March 31, 2009

	Shares	Value
Common Stocks - 66.71%

Basic Materials - 1.68%
Ferro	50,000	71,500
		71,500

Consumer Products and Services - 1.56%
Mercer (a)	100,000	66,000
		66,000

Corporate Services - 5.58%
Gevity HR	60,000	237,000
		237,000

Energy- 1.24%
Meridian Resource Corp. (a)	250,000	52,500
		52,500

Entertainment & Media -3.96%
Gannett	35,000	77,000
Nevada Gold & Casino (a)	117,000	91,260
		168,260

Financial -4.33%
AmeriServ Financial	110,000	183,700
		183,700

Industial Goods - 0.45%
Material Sciences (a)	35,000	18,900
		18,900

Healthcare - 12.2%
Albany Molecular Research (a)	6,000	56,580
Candela (a)	180,000	73,800
Health Management Associates (a)	100,000	258,000
Safeguard Scientific (a)	235,000	129,250
		517,630

Homeland Security - 2.36%
Lakeland Industries (a)	18,500	100,085
		100,085
Technology - 17.45%
Active Power (a)	187,500	112,500
Adaptec (a)	65,000	156,000
Cobra Electronics	70,000	66,500
LSI Logic (a)	70,000	212,800
OPTi (a)	45,000	84,600
RAE Systems (a)	110,000	51,700
Symmetricom (a)	16,200	56,700
		740,800

Ancora Trust
Ancora Special Opportunity Fund
Schedule of Investments - continued
March 31, 2009

	Shares	Value
Common Stocks - 66.71% Continued

Telecommunications - 1.52%
Westell Technologies (a)	231,000	64,680
		64,680

Affiliated Issuers - 14.37%
Mace Security International (a) (c)	300,000	219,000
PVF Capital (c)	19,000	44,270
REMEC (a) (c)	450,000	346,500
Total Affiliated Issuers (Cost $1,052,973)		609,770

TOTAL COMMON STOCKS (Cost $4,811,450)		2,830,825

Investment Companies - 10.61%
John Hancock Patriot Select Dividend	42,000	265,440
Nicholas Applegate Fund	40,000	184,800
Total Investment Companies (Cost $475,705)		450,240

REIT Preferred Shares - 5.35%
Developers Diversified Realty 8%	5,000	28,500
HRPT Properties Trust	12,000	105,840
Prologis Trust G - 6.750%, Series G	12,000	93,720
		228,060

Money Market Securities - 17.75%
First American Funds Institutional
Class Y, 0.08% (a)	753,935	753,935
		753,935

TOTAL INVESTMENTS (Cost $6,268,813) - 100.48%		$ 4,263,060

Other Assets Less Liabilities -0.45%		(18,984)

TOTAL NET ASSETS - 100.00%		$ 4,244,075

(a) Non-Income producing.		(a)
(b) Variable rate security; the coupon rate shown represents the rate on March 31, 2009.
(c) Fund, Advisor, and other related entities own more than 5% of security.

Ancora Trust
Ancora MicroCap Fund
Schedule of Investments
March 31, 2009

	Shares	Value
Common Stocks - 89.53%

Basic Materials - 3.72%
Brush Wellman (a)	5,000	69,350
		69,350

Consumer Products & Services - 18.63%
A.T. Cross (a)	9,664	23,773
Brunswick	10,000	34,500
Crocs (a)	20,000	23,800
Emerson Radio (a)	30,821	15,411
FlexSteel	2,000	10,300
Kenneth Cole	4,000	25,560
Kimball International	6,000	39,360
Liz Claiborne	12,500	30,875
Lo-Jack (a)	5,000	22,650
McCormick & Schmick's (a)	12,500	48,750
Natuzzi, S.P.A. (a)	20,036	23,041
Steak N Shake (a)	2,500	18,925
Tandy Brands Accessories	112	179
Tasty Baking	7,000	29,890
		347,014

Corporate Services - 1.72%
Frozen Food Express	1,925	5,775
Optimal Group (a)	30,000	8,400
RCM Technologies (a)	17,300	17,819
		31,994

Energy - 0.74%
Callon Petroleum (a)	5,000	5,450
Meridian Resource (a)	40,000	8,400
		13,850

Entertainment & Media - 1.4%
4 Kids Entertainment (a)	23,700	26,070

Finance - 3.45%
Citizens Republic Bancorp	20,000	31,000
Huntington Bancshares	20,000	33,200
		64,200

Healthcare - 14.68%
Albany Molecular Research (a)	2,000	18,860
Candela (a)	40,000	16,400
DelSite (a)	20,000	1,600
Digirad (a)	18,900	20,223
Lakeland Industries (a)	2,000	10,820
LCA-Vision	15,000	43,650
Lannett (LCI) (a)	10,000	54,800
Osteotech (a)	14,977	52,270
Theragenics (a)	45,000	54,900
		273,523

Ancora Trust
Ancora MicroCap Fund
Schedule of Investments - continued
March 31, 2009

Common Stocks - 89.53% Continued	Shares	Value

Machinery & Equipment - 5.27%
Deswell (a)	20,000	35,400
Lydall (a)	17,500	51,975
Material Sciences (a)	20,000	10,800
		98,175

Technology - 34.64%
Adaptec (a)	27,500	66,000
Amtech Systems (a)	10,000	32,200
AuthenTec, Inc (a)	20,000	29,600
Axcelis Technologies (a)	50,000	19,000
AXT (a)	25,000	21,500
Bluephoenix Solutions (a)	25,000	48,000
BTU International, Inc. (a)	3,000	10,050
Cobra Electronics	25,000	23,750
Cogent (a)	2,500	29,750
EF Johnson Technologies (a)	32,800	24,272
Frequency Electronics (a)	11,548	38,339
GSI Group (a)	30,000	28,500
IGO (a)	10,000	5,600
Kopin (a)	12,500	29,000
Leadis Technology (a)	33,812	20,287
OSI Systems (a)	3,500	53,410
Rackable Systems (a)	18,500	75,110
Symyx Technologies	3,000	13,350
Trident Microsystems (a)	40,000	58,400
Trio-Tech International (a)	12,422	19,254
		645,373

Telecommunications - 4.50%
Tellabs (a)	5,000	22,900
Radvision (a)	9,968	49,740
Westell Technologies (a)	40,200	11,256
		83,896

Affiliated Issuers - 0.78%
Mace Security International (a) (c)	20,000	14,600
		14,600

TOTAL COMMON STOCKS (Cost $2,441,330)		1,668,045

Investment Companies - 2.70%
Royce Micro Cap (a)	10,000	50,300
		50,300

Money Market Securities - 8.34%
First American Government Obligations -	155,349	155,349
Class Y, 0.08% (b)

TOTAL INVESTMENTS (Cost $2,685,576) - 100.58%		$ 1,873,694

Liabilities in Excess of Other Assets- -0.57%		(10,628)

TOTAL NET ASSETS - 100.00%		$ 1,863,066

(a) Non-Income producing.
(b) Variable rate security; the coupon rate shown represents the rate on March 31, 2009.
(c) Fund, Advisor, and other related entities own more than 5% of security.

* Security Valuation Note

The value of each portfolio instrument held by the Funds is determined by using market prices.  Market prices may be determined on the basis of prices furnished by a pricing service.  If market quotations are not readily available or if an event occurs after the close of the exchange on which the Funds’ portfolio securities are principally traded, which, in the Advisor’s opinion has materially affected the price of those securities, the Funds may use fair value pricing procedures established by the Board of Trustees to determine fair value of such securities.  When fair value pricing is employed, the prices of securities used by the Funds to calculate their net asset value may differ from quoted or published prices of the same securities.

In September 2006, FASB issued Statement on Financial Accounting Standards (SFAS) No. 157 "Fair Value Measurements." This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and requires additional disclosure about fair value measurements. SFAS No. 157 applies to fair value measurements already required or permitted by existing standards. In accordance with SFAS No. 157, fair value is defined as the price that would be received by the Fund upon selling an asset or paid by the Fund to transfer a liability in an orderly transaction between market participants at the measurement date. In the absence of a principal market for the asset or liability, the assumption is that the transaction occurs on the most advantageous market for the asset or liability. SFAS No. 157 established a three-tier fair value hierarchy that prioritizes the assumptions, also known as "inputs", to valuation techniques used by market participants to measure fair value. The term "inputs" refers broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value (such as pricing model) and/or the risk inherent in the inputs to the valuation technique. Inputs may be observable or unobservable.  Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The valuation techniques used to measure fair value should maximize the use of observable inputs and minimize the use of unobservable inputs. The three-tier hierarchy of inputs is (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.) and Level 3 - significant unobservable inputs (including the Fund's own assumptions in determining the fair value of investments). The following is a summary of the inputs used as of March 31, 2008 in valuing the Fund's assets carried at fair value:

Ancora Income Fund                                        Investments                  Other Financial

Valuation Inputs:                                                    In Securities                     Instruments

Level 1 – Quoted Prices                                       $13,340,684                     $           -

Level 2 – Significant Other Observable Inputs                     -                                 -

Level 3 – Significant Unobservable Inputs                           -                                   -

Total                                                                        $13,340,684                      $           -

Ancora Equity Fund                                         Investments                  Other Financial

Valuation Inputs:                                                   In Securities                     Instruments

Level 1 – Quoted Prices                                        $7,149,978                      $            -

Level 2 – Significant Other Observable Inputs                    -                                  -

Level 3 – Significant Unobservable Inputs                          -                                     -

Total                                                                          $7,149,978                    $            -

Ancora Special Opportunity Fund                     Investments                  Other Financial

Valuation Inputs:                                                   In Securities                     Instruments

Level 1 – Quoted Prices                                       $4,244,075                      $           -

Level 2 – Significant Other Observable Inputs                   -                                   -

Level 3 – Significant Unobservable Inputs                         -                                      -

Total                                                                        $4,244,075                        $           -

Ancora MicroCap Fund

               Investments                  Other Financial

Valuation Inputs:                                                  In Securities                     Instruments

Level 1 – Quoted Prices                                        $1,863,066                        $           -

Level 2 – Significant Other Observable Inputs                    -                                   -

Level 3 – Significant Unobservable Inputs                          -                                      -

Total                                                                         $1,863,066                        $           -

ITEM 2. CONTROLS AND PROCEDURES.

(a)

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES. The Registrant maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the Registrant's filings under the Securities Exchange Act of 1934 and the Investment Company Act of 1940 is recorded, processed, summarized and reported within the periods specified in the rules and forms of the Securities and Exchange Commission. Such information is accumulated and communicated to the Registrant's management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. The Registrant's management, including the principal executive officer and the principal financial officer, recognizes that any set of controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives.

Within 90 days prior to the filing date of this Quarterly Schedule of Portfolio Holdings on Form N-Q, the Registrant had carried out an evaluation, under the supervision and with the participation of the Registrant's management, including the Registrant's principal executive officer and the Registrant's principal financial officer, of the effectiveness of the design and operation of the Registrant's disclosure controls and procedures. Based on such evaluation, the Registrant's principal executive officer and principal financial officer concluded that the Registrant's disclosure controls and procedures are effective.

(b)

CHANGES IN INTERNAL CONTROLS. There have been no significant changes in the Registrant's internal controls or in other factors that could significantly affect the internal controls subsequent to the date of their evaluation in connection with the preparation of this Quarterly Schedule of Portfolio Holdings on Form N-Q.

ITEM 3. EXHIBITS.

Certifications pursuant to Rule 30a-2(a) under the 1940 Act and Section 302 of the Sarbanes-Oxley Act of 2002 are attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ancora Trust

By /s/Richard A. Barone

     Richard A. Barone

     Chairman and Treasurer

Date: May 27, 2009